Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February March 12, 2026, with respect to the consolidated financial statements of DUKE Robotics Corp. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

April 27, 2026